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                                                                   EXHIBIT 4.5.4
                                                                   -------------

          FIRST AMENDMENT TO LOAN AGREEMENT, REVOLVING CREDIT NOTE AND
          ------------------------------------------------------------
                               SECURITY AGREEMENT
                               ------------------

       THIS FIRST AMENDMENT TO LOAN AGREEMENT, REVOLVING CREDIT NOTE AND SECURITY AGREEMENT ("First Amendment") is made as of May 1, 2001 by and between SUNTRUST BANK (the "Lender") and P.A.M. TRANSPORT, INC. (the "Borrower").

                                    RECITALS:
                                    ---------

       A. Borrower and Lender have previously entered into that certain Loan Agreement dated November 22, 2000 (as amended from time to time, the "Loan Agreement").

       B. In connection with the Loan Agreement, the Borrower previously executed that certain $15,000,000 Revolving Credit Note dated November 22, 2000 (as amended from time to time, the "Note") in favor of the Lender.

       C. As security for the Loan Agreement and the Note, Borrower and Lender executed that certain Security Agreement dated November 22, 2000 (as amended from time to time, the "Security Agreement").

       D. The Borrower and Lender are desirous of amending the Loan Agreement, the Note and the Security Agreement as set forth herein.

       NOW THEREFORE, in consideration of the premises, the Borrower and Lender hereby agree that the Loan Agreement, the Note and the Security Agreement are amended as follows:

1. Section 1.2 of the Loan Agreement concerning "Definitions" is amended to insert the following definition:

       "Hedging Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future contracts, option contracts (or similar agreements or arrangements designed to protect against fluctuation in interest rates) entered into by Borrower and Lender, or an affiliate of Lender with respect to the Loan Agreement.

       The definitions of "Commitment Termination Date," "LC Commitment," "Maturity Date" and "Revolving Commitment" are deleted and the following are inserted in lieu thereof:

       "Commitment Termination Date" shall mean June 30, 2003.

       "LC Commitment" shall mean that portion of the Revolving Commitment that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $20,000,000.


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       "Maturity Date" shall mean June 30, 2003.
       "Revolving Commitment" shall mean the obligation of the Lender to make Revolving Loans to the Borrower in an aggregate principal amount not exceeding the lesser of (a) $20,000,000 or (b) an amount equal to the Borrowing Base.

2. Section 8.1 of the Loan Agreement concerning "Events of Default" is amended by adding the following subsection (p) as an additional Event of
       Default:

       (p) A default exists and is continuing under any Hedging Agreements, subject to any cure or grace periods therein.

3. Section 1 of the Security Agreement is amended so that the reference to the principal amount of Indebtedness is $20,000,000 in lieu of $15,000,000 and by adding the following subsection (d) thereto as follows, and thereby adding the following as a part of the "Indebtedness" defined therein:

       (d) any Hedging Agreements as such term is described and defined in the Loan Agreement.

4. The Note is amended to delete all references therein to Fifteen Million Dollars ($15,000,000) and Twenty Million Dollars ($20,000,000) is inserted in lieu thereof.

5. Except as specifically set forth herein, no other amendment or modification is hereby made to the Loan Agreement, the Note, the Security Agreement or any other document or instrument executed and delivered in connection with the Loan Agreement. Borrower and Lender agree that all documents and instruments presently securing the Note and the Loan Agreement shall not be otherwise amended, modified, terminated or released by the execution hereof.

6. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

7. Terms not defined herein shall have the meanings ascribed to such terms in the Loan Agreement and the Security Agreement.

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                            CONSENT OF GUARANTORS
                            ---------------------

       The undersigned each a Guarantor, as defined in the Loan Agreement, hereby execute this First Amendment to Loan Agreement, Revolving Credit Note and Security Agreement to evidence their consent thereto, as well as the transactions contemplated thereby, and agree that the Obligations (as defined in the respective Guarantee Agreements) shall include the "Hedging Agreements" as set forth above and the increase of the principal amount of the Loan Agreement and the Note.

                                            P.A.M. TRANSPORTATION SERVICES, INC.

                                            By: /s/ Larry J. Goddard
                                                ------------------------------
                Date: May 1, 2001
                                            Title: Vice President Finance
                                                   ---------------------------

                                            P.A.M. DEDICATED SERVICES, INC.

                                            By: /s/ Larry J. Goddard
                                                ------------------------------
                Date: May 1, 2001
                                            Title: Vice President Finance
                                                   ---------------------------

                                            CHOCTAW EXPRESS, INC.

                                            By: /s/ Larry J. Goddard
                                                ------------------------------
                Date: May 1, 2001
                                            Title: Vice President Finance
                                                   ---------------------------

                                            ALLEN FREIGHT SERVICES, INC.

                                            By: /s/ Larry J. Goddard
                                                ------------------------------
                Date: May 1, 2001
                                            Title: Vice President Finance
                                                   ---------------------------

                                            DECKER TRANSPORT, INC.

                                            /s/ Larry J. Goddard
                                            ----------------------------------
                Date: May 1, 2001
                                            Title: Vice President Finance
                                                   ---------------------------

                                            T.T.X, INC.

                                            /s/ Larry J. Goddard
                                            ----------------------------------
                Date: May 1, 2001
                                            Title: Vice President Finance
                                                   ---------------------------

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       IN WITNESS WHEREOF, the undersigned by and through their duly authorized officers execute this First Amendment to Loan Agreement, Revolving Credit Note and Security Agreement as of the day and date first set forth above.

                                            SUNTRUST BANK

                                            By:  /s/
                                                 -----------------------------

                                            Title: F.V.P.
                                                   ---------------------------


                                            P.A.M. TRANSPORT, INC.

                                            By: /s/ Larry J. Goddard
                                                ------------------------------

                                            Title: Vice President Finance
                                                   ---------------------------

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